As filed with the Securities and Exchange Commission on April 2, 2007
File No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PROLOGIS
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation or organization)	74-2604728 (I.R.S. Employer Identification No.)

4545 Airport Way Denver, Colorado (Address of principal executive offices)	80239 (Zip Code)
Registrant’s telephone number, including area code:
(303) 567-5000
PROLOGIS
2006 LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Edward S. Nekritz, Esq.
Secretary, Managing Director and General Counsel
4545 Airport Way
Denver, Colorado 80239
(303) 567-5000
(Agent for Service)

CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Securities to be	Amount to be	Proposed Maximum	Aggregate Offering	Amount of
Registered	Registered	Offering Price Per Share (1)	Price (1)	Registration Fee
Common Shares of Beneficial Interest, par value $.01 per share	28,850,000	$63.75	$1,839,187,500	$56,463.06

(1)	Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the Common Shares as reported on the New York Stock Exchange on March 28, 2007.

Part I
INFORMATION REQUIRED IN THE 10(a) PROSPECTUS
Item 1. Plan Information.
The documents containing the information specified in this Item 1 will be sent or given to employees or others as specified in Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information
The documents containing the information specified in this Item 2 will be sent or given to employees or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
Part II
INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT
Item 3. Incorporation of documents by reference.
The following documents (File No. 1-12846) filed by the registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and shall be deemed to be a part hereof:
(a)	The registrant’s annual report on form 10-K for the year ended December 31, 2006, filed on February 28, 2007;

(b)	The registrant’s current reports on Form 8-K filed on February 14, 2007 (as amended by Form 8-K/A, filed on February 27, 2007), March 19, 2007 and March 26, 2007; and

(c)	The description of the registrant’s common shares contained or incorporated by reference in our registration statement on Form 8-A filed on February 23, 1994.
All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities registered on this registration statement shall be deemed to be incorporated by reference into this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any subsequently filed document which is incorporated or deemed to be incorporated by reference into this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Article 4, Section 10 of the Declaration of Trust provides as follows with respect to the limitation of liability of Trustees:
     “To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees of a real estate investment trust, no Trustee of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 10, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 10, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the Trustee actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the Trustee is entered in a proceeding based on a finding in the proceeding that the Trustee’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.”
     Article 4, Section 11 of the Declaration of Trust provides as follows with respect to the indemnification of Trustees:
     “The Trust shall indemnify each Trustee, to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a Trustee of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each Trustee in connection with any such proceedings.”
     Article 8, Section 1 of the Declaration of Trust provides as follows with respect to the limitation of liability of officers and employees:
     “To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of officers of a real estate investment trust, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the officer is entered in a proceeding based on a finding in the proceeding that the officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.”
     Article 8, Section 2 of the Declaration of Trust provides as follows with respect to the indemnification of Trustees:
     “The Trust shall have the power to indemnify each officer, employee and agent, to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer, employee or agent of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings.”
The registrant has entered into indemnity agreements with each of its officers and Trustees which provide for reimbursement of all expenses and liabilities of such officer or Trustee, arising out of any lawsuit or claim against such officer or Trustee due to the fact that he was or is serving as an officer or Trustee, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Securities Exchange Act or (c) relating to judicially determined criminal violations. In addition, the registrant has entered into indemnity agreements with each of its Trustees who is not also an officer of the registrant which provide for indemnification and advancement of expenses to the fullest lawful extent permitted by Maryland law in connection with any pending or completed action, suit or proceeding by reason of serving as a Trustee and the registrant has established a trust to fund payments under the indemnification agreements.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
See Index to Exhibits.
Item 9. Undertakings.
The undersigned registrant hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustees, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on April 2, 2007.

PROLOGIS
By	/s/ Jeffrey H. Schwartz
Jeffrey H. Schwartz
Chief Executive Officer
SPECIAL POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of ProLogis, a Maryland real estate investment trust, and the undersigned trustees and officers of ProLogis, hereby constitutes and appoints Jeffrey H. Schwartz, Walter C. Rakowich and Edward S. Nekritz, its, his or her true and lawful attorneys-in-fact and agents, for it, him or her and in its, his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this report, and to file each such amendment to this report, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey H. Schwartz	Chief Executive Officer and Trustee	April 2, 2007
Jeffrey H. Schwartz

/s/ Walter C. Rakowich Walter C. Rakowich	President, Chief Operating Officer and Trustee	April 2, 2007

/s/ William E. Sullivan	Chief Financial Officer	April 2, 2007
William E. Sullivan

/s/ Jeffrey S. Finnin Jeffrey S. Finnin	Senior Vice President and Chief Accounting Officer	April 2, 2007

Signature	Title	Date

/s/ K. Dane Brooksher	Chairman and Trustee	April 2, 2007
K. Dane Brooksher

/s/ Stephen L. Feinberg	Trustee	April 2, 2007
Stephen L. Feinberg

/s/ George L. Fotiades	Trustee	April 2, 2007
George L. Fotiades

/s/ Christine N. Garvey Christine N. Garvey	Trustee	April 2, 2007

/s/ Donald P. Jacobs Donald P. Jacobs	Trustee	April 2, 2007

/s/ Nelson C. Rising Nelson C. Rising	Trustee	April 2, 2007

/s/ D. Michael Steuert D. Michael Steuert	Trustee	April 2, 2007

/s/ J. André Teixeira J. André Teixeira	Trustee	April 2, 2007

/s/ William D. Zollars William D. Zollars	Trustee	April 2, 2007

/s/ Andrea M. Zulberti Andrea M. Zulberti	Trustee	April 2, 2007

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

4.1	ProLogis 2006 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed on June 2, 2006)

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP

23.1	Consent of KPMG LLP

23.2	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1)

24	Power of Attorney (included on signature pages)